Exhibit 4.2

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

(I)                                    REPRESENTS THAT (A) IT (I) IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) AND (II) IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS SECURITY FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT,

(II)                                AGREES THAT IT WILL NOT, WITHIN THE APPLICABLE TIME PERIOD REFERRED TO UNDER RULE 144(d)(1) (TAKING INTO ACCOUNT THE OTHER PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) IN THE UNITED STATES, TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (B) OUTSIDE THE UNITED STATES, IN A TRANSACTION COMPLYING WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (E) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND

(III)                            AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY OR AN INTEREST HEREIN IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (2)(C) OR 2(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

EACH PURCHASER OR TRANSFEREE OF THIS SECURITY OR ANY INTEREST HEREIN WILL BE DEEMED BY ITS ACQUISITION AND HOLDING OF THIS SECURITY TO HAVE REPRESENTED AND AGREED THAT EITHER (I) IT IS NOT, AND NO PORTION OF THE ASSETS USED TO ACQUIRE OR HOLD THIS SECURITY OR AN INTEREST HEREIN CONSTITUTES THE ASSETS OF, AN “EMPLOYEE BENEFIT PLAN” WITHIN THE MEANING OF SECTION 3(42) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) WHICH IS SUBJECT TO TITLE I OF ERISA, A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE (COLLECTIVELY, “SIMILAR LAW”), OR ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT (EACH, A “PLAN”) OR (II) THE ACQUISITION AND HOLDING OF THIS SECURITY OR ANY INTEREST HEREIN WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY OR ANY INTEREST HEREIN WITHIN THE APPLICABLE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE.  AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT.

CUSIP 45031U BJ9 (144A) / CUSIP U4500V AH8 (REG S)

ISIN US45031UBJ97 (144A) / ISIN USU4500VAH88 (REG S)

10.0% Second-Priority Senior Secured Guaranteed Notes due 2014

No.	$479,548,000

iSTAR FINANCIAL INC.

promises to pay to CEDE & Co., or registered assigns, the principal sum of $479,548,000 on June 15, 2014.

Interest Payment Dates:  June 15 and December 15

Record Dates:  June 1 and December 1

iSTAR FINANCIAL INC.

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice-President, Chief Financial Officer and Treasurer

This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION
as Trustee

By:	/s/ Gagendra Hiralal
Authorized Signatory

Dated:  May 8, 2009

[Back of Note]
10.0% Second-Priority Senior Secured Guaranteed Notes due 2014

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.             Interest.  iStar Financial Inc., a Maryland corporation (the “Company”), promises to pay interest on the principal amount of this Note at 10.0% per annum from May 8, 2009 until Maturity.  The Company will pay interest semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 8, 2009; provided that the first Interest Payment Date shall be December 15, 2009.  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.             Method of Payment.  The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the June 1 or December 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, and premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  The Company reserves the right to pay interest to Holders of Notes by check mailed to such Holders at their registered addresses or by wire transfer to Holders of at least $5 million aggregate principal amount of Notes.

3.             Paying Agent and Registrar.  Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

4.             Indenture.  The Company issued the Notes under an Indenture dated as of May 8, 2009 (the “Indenture”) among the Company, the Guarantors and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are obligations of the Company.  The Company is issuing $155,253,000 in aggregate principal amount of 2011 Notes and $479,548,000 in aggregate principal amount of 2014 Notes on the Issue Date and may issue Additional Notes in accordance with the terms of the Indenture.

5.             Optional Redemption.  The Notes of any series may be redeemed, in whole or in part, at the Company’s option at any time prior to Maturity at a price equal to 100% of the principal amount thereof plus accrued but unpaid interest, if any (the “Redemption Price”), to, but not including, the date of the redemption (the “Redemption Date”) (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date).

6.             Mandatory Redemption.  Except as set forth in paragraph 7, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.             Repurchase at Option of Holder.  Upon the occurrence of a Change of Control Triggering Event with respect to a series of Notes, the Company will be required to offer to purchase all of the outstanding Notes of such series at a principal price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of purchase.

8.             Notice of Redemption.  Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.  On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.

9.             Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company and the Trustee may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

10.           Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

11.           Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes of all series then outstanding which are affected by such amendment voting as a single class, and any existing Default or compliance with any provision of the Indenture, the Notes or the Guarantees may be waived with the written consent of the Holders of a majority in principal amount of the Notes of all series then outstanding which are affected by such waiver voting as a single class.  Without the consent of any Holder of a Note, the Indenture, the Notes or the Guarantees may be amended or supplemented:  (a) to cure any ambiguity, omission, defect or inconsistency; (b) to provide for the assumption by a Surviving Entity of the obligations of the Company or the assumption by a Successor Person of the obligations of any Guarantor under the Indenture; (c) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code; (d) to add Guarantees with respect to the Notes; (e) to add to the covenants of the Company, the Guarantors or any of their Subsidiaries for the benefit of the Holders or to surrender any right or power conferred upon the Company, the Guarantors or any of their Subsidiaries; (f) to provide for a successor Trustee in accordance with the terms of the Indenture or to otherwise comply with any requirement of the Indenture; (g) to make any change that does not materially adversely affect the rights of any Holder; (h) to comply with any requirement of the Commission in connection with qualifying or maintaining the qualification of the Indenture under the Trust Indenture Act; (i) to release a Guarantor from its obligations under its Guarantee or the Indenture, in each case in accordance with the applicable provisions of the Indenture; or (j) to conform the text of the Indenture or the Notes or the Guarantees to any provision of the “Description of the New Notes” section in the Offering Memorandum to the extent that such provision in the “Description of the New Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes or the Guarantees.

12.           Defaults and Remedies.  Events of Default are set forth in the Indenture.  If any Event of Default occurs with respect to a series of Notes and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes of such series may declare all the Notes of such series to be due and payable.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes of such series will become due and payable without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in writing in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the then outstanding Notes of a series by written notice to the Trustee may on behalf of the Holders of all of the Notes of such series waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

13.           Trustee Dealings with Company.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

14.           Security Documents.  The obligations of the Company and the Guarantors under the Indenture, the Notes and the Guarantees are secured by a Lien on the Collateral pursuant to the Security Documents.  The provisions of the Indenture and the other Security Documents are subject to the Collateral Trust and Intercreditor Agreement.

15.           No Recourse Against Others.  A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

16.           Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

17.           Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18.           CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.           Additional Rights of Holders of Transfer Restricted Securities.  In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of May 8, 2009, among the Company, the Guarantors and the parties named on the signature pages thereof (the “Registration Rights Agreement”).

20.           Governing Law.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, the Security Agreement, the Collateral Trust and Intercreditor Agreement and/or the Registration Rights Agreement.  Requests may be made to:

iStar Financial Inc.
1114 Avenue of the Americas, 39th Floor
New York, NY  10036
Attention:  Investor Relations

NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of May 8, 2009 (the “Indenture”) among iStar Financial Inc. (the “Company”), each of the Guarantors party thereto and U.S. Bank National Association, as Trustee (the “Trustee”), (a) the due and punctual payment of the principal of, premium and Additional Interest, if any, and interest on, the Notes, whether at Maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.  The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article IX of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

11TH AVENUE B PARTICIPATION LLC

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice-President, Chief
Financial Officer and Treasurer

ASTAR FRR TX1 LP

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice-President, Chief
Financial Officer and Treasurer

ASTAR FRR TX1 GENPAR LLC

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice-President, Chief
Financial Officer and Treasurer

ASTAR G1A NH1, LLC

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice-President, Chief
Financial Officer and Treasurer

AUTOSTAR F FUNDING LLC

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice-President, Chief
Financial Officer and Treasurer

CTL 1 MARYLAND INC.

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice-President, Chief
Financial Officer and Treasurer

FLORIDA 2005 THEATERS LLC

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice-President, Chief
Financial Officer and Treasurer

iSTAR BLUES LLC

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice-President, Chief
Financial Officer and Treasurer

iSTAR BOWLING CENTERS I LLC

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice-President, Chief
Financial Officer and Treasurer

iSTAR BOWLING CENTERS I LP

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice-President, Chief
Financial Officer and Treasurer

iSTAR BOWLING CENTERS II LLC

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice-President, Chief
Financial Officer and Treasurer

iSTAR BOWLING CENTERS II LP

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice-President, Chief
Financial Officer and Treasurer

iSTAR COLUMBUS CIRCLE LLC

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice-President, Chief
Financial Officer and Treasurer

iSTAR CTL I GENPAR, INC.

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice-President, Chief
Financial Officer and Treasurer

iSTAR CTL I, L.P.

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice-President, Chief
Financial Officer and Treasurer

iSTAR HQ I GENPAR INC.

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice-President, Chief
Financial Officer and Treasurer

iSTAR HQ I, L.P.

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice-President, Chief
Financial Officer and Treasurer

iSTAR TARA HOLDINGS LLC

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice-President, Chief
Financial Officer and Treasurer

iSTAR TARA LLC

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice-President, Chief
Financial Officer and Treasurer

MSK RESORT FINANCE LLC

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice-President, Chief
Financial Officer and Treasurer

SFI I, LLC

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice-President, Chief
Financial Officer and Treasurer

SFT II, INC.

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice-President, Chief
Financial Officer and Treasurer

TRINET ESSENTIAL FACILITIES X, INC.

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice-President, Chief
Financial Officer and Treasurer

TRINET ESSENTIAL FACILITIES XXVII, INC.

By:	/s/ James D. Burns
	Name:	James D. Burns
	Title:	Executive Vice-President, Chief
Financial Officer and Treasurer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:_________________________________________________________________________
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ______________________________________________________________________________________ to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 of the Indenture, check the following box:  ☐

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 of the Indenture, state the amount you elect to have purchased.

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian